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                                                                    EXHIBIT 10.4

                             EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT, made as of May 24, 2000, is by and between MindArrow Systems Inc., a Delaware corporation (the "Employer"), and Robert Webber (the "Employee").

In consideration of the mutual covenants contained in this Agreement, the Employer and Employee hereby agree as follows:

1.   TERM

     1.1 Term. The term of this Agreement shall be three (3) years commencing on June 1, 2000. Thereafter, the Agreement shall automatically renew each year for a term of one (1) year, unless either party provides written notice to the other at least ninety (90) days prior to the expiration of the term. Provided that in the event of a "change in control" as defined in the written "Change In Control Agreement," the Change In Control Agreement shall supercede this Agreement.

     1.2 Office and Support. Employee shall be provided an office and support staff, including but not limited to secretarial services, at Employer's principal place of business.

     1.3 Place of Performance. In connection with Employee's employment by Employer, Employee shall be based at Employer's office in Aliso Viejo, California, except for required travel on Employer's business to an extent substantially consistent with Employee's customary business travel practices.

2.   DUTIES OF THE EMPLOYEE

     2.1 Title. Employee shall have the titles of Chief Operating Officer and President.

     2.2 Duties. Employee shall have the responsibilities and authority as are customarily performed by such officer and as may from time to time be assigned to Employee by the Board of Directors of Employer. Employee will continue to have for the term of this Agreement all authority and responsibility that the Employee had at the time this Agreement commenced. Employee will report to the Board of Directors.

     2.3 Extent of Duties. Employee shall devote substantially his full time, attention and energies to the business of the Employer.

     2.4 Non-Disclosure of Confidential Information. Employee has previously signed the Employer's written Confidentiality and Non-Solicitation Agreement, a copy of which is attached for reference as Exhibit 1. Employee shall at all times abide by the terms of such agreement.
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     2.5  Inventions. Employee has previously signed the Employer's written
Employee Inventions Agreement, a copy of which is attached for reference as
Exhibit 2. Employee shall at all times abide by the terms of such Agreement.

3.   COMPENSATION AND BENEFITS

     3.1 Base Compensation. As compensation for services rendered under this Agreement, the Employee shall receive a base salary during the first year of this Agreement at the annual rate of $240,000. On or before June 1, 2000, and each year thereafter, the Board of Directors shall review and adjust Employee's base salary in consideration of the Company's performance and in consideration of average base compensation of senior executives of similarly situated companies. Employee's salary shall be paid monthly in accordance with Employer's normal practices.

     3.2  Option Grant.  Employee shall receive the following stock option:

             Option:                     MindArrow Systems, Inc. Common Stock

             Award Date:                 May 24, 2000

             Number of Shares:           300,000

             Exercise Price:             $ 8.00 per share

             Vesting:                    25,000 shares vesting each quarter over
                                         3 year period

             Maturity:                   May 24, 2010

The Board of Directors has the discretion to increase Employee's option ownership based on performance.

     3.3 Bonus. As additional performance-based compensation, Employee shall participate in "Tier 1" of the Company-wide Profit-sharing Plan, as follows:

The Bonus Pool amounts to the 20% of the Company's quarterly Operating Income. The Pool will be distributed to employees actively employed by the Company on the last day of the month following the close of a fiscal quarter, as follows:

                         Level 1   =   40% of the Pool
                         Level 2   =   25% of the Pool
                         Level 3   =   15% of the Pool
                         Level 4   =   12% of the Pool
                         Level 5   =   8% of the Pool

Employee shall receive the percentage of Level 1 as outlined in Exhibit A attached hereto.
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Each of Levels 2 through 5 shall be allocated ratably among members of each
Level, except that the individual share of any Level shall not be higher than in higher levels. In the event that a lower-level employees' share is calculated as higher than a next higher Level, then each of the two levels shall be taken together as one. Incentive Bonuses shall be paid quarterly and shall be reconciled annually in the event of any returns or credits.

     3.4  Benefits. Employee shall be entitled to the following benefits:

          3.4.1 Health Insurance Benefits. Employer will provide insurance for medical, dental, and vision coverage for Employee and Employee's dependents. Employer shall pay the premiums for such coverage.

          3.4.2 Disability Insurance. Employer shall provide Employee with disability insurance to provide coverage at the rate of sixty percent (60%) of Employee's base compensation in the event that Employee becomes permanently disabled.

          3.4.3 Life Insurance. Employer shall procure for Employee a term life insurance policy with a death benefit of $1,000,000.

          3.4.4 Vacation and Holidays. Employee is entitled to 4 weeks paid vacation per year and all legal holidays.

          3.4.5 Car Allowance. Employee will receive a base car allowance of $750 per month. In addition, Employer shall pay for gas, maintenance, repair, registration, and insurance. In addition, the Employee shall be entitled to receive an amount of $5,000 every two years as a down payment on a new vehicle.

                 3.4.5.1 Employee has agreed to waive any Car Allowance until the Employer has booked at least $10,000,000 in revenue.

          3.5.6 Additional Benefits. In addition to the benefits set forth above, Employee shall be entitled to participate in all other employee benefit plans and employee benefits, including any retirement, pension, or profit-sharing plans developed which may hereafter be adopted by Employer such that Employee shall have the same rights and privileges to participate in such plans and benefits as any other executive employee during the term of this Agreement. Participation in any benefit plans shall be in addition to the compensation provided for in Section 3.1.

     3.6 Business Expenses. Employer shall provide Employee with a corporate credit card for Employee's use. Employee shall not use the credit card other than for business expenses. All corporate travel, hotels, meals and entertainment and other business expenses including cellular telephone will be paid for by the Employer. Itemization and business expense forms with original receipts will be turned in monthly for
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reimbursement. Employer will cover any professional seminars, conferences attended, as well as professional organizational memberships and dues.

4.   TERMINATION OF EMPLOYMENT

     4.1 Termination by Employer. The Employee's employment hereunder may be terminated by Employer under the following circumstances:

          4.1.1 Death of Employee. This Agreement shall terminate automatically without notice upon the death of Employee.

          4.1.2 Disability. This Agreement shall not terminate upon the temporary disability of the Employee, but the Employer may terminate this Agreement upon the permanent disability of the Employee. Employee shall be permanently disabled if: (1) he is disabled as defined in a disability insurance policy purchased by or for the benefit if the Employee; or (2) he is unable because of a medical, physical, or mental condition to perform substantially all of his duties for 9 consecutive months for Employer that he performed prior to such incapacitation.

          4.1.3 With Cause. Employer may terminate Employee's employment at any time for "cause." For purposes of this Agreement, the Employer shall have "Cause" to terminate the Employee's employment hereunder upon the following: (1) the willful and continued failure by the Employee substantially to perform his duties hereunder (other than failure resulting from the Employee's incapacity due to physical or mental illness); or (2) the willful engaging by the Employee in misconduct which is materially injurious to the Employer, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on the part of the Employee shall be considered "Willful" unless done, or omitted to be done, not in good faith and without reasonable belief by him that his action or omission was in the best interest of the Employer. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause without (i) reasonable notice to the Employee setting forth reasons for the Employer's intention to terminate of Cause and granting Employee 90 days to cure the remedy (if possible) the reasons for termination; (ii) an opportunity for the Employee, together with his counsel, to be heard before the Board, and (iii) delivery to the Employee of a Notice of Termination as defined in section 4.2 hereof from the board finding that in the good faith opinion of the Board the Employee was guilty of misconduct set forth above in clause (1) or (2) of the preceding paragraph and was unable to cure or remedy the reasons for termination, and specifying the particulars thereof in detail.

          4.1.4 Without Cause. The Employer may terminate Employee's employment without cause or reason upon ninety (90) days written notice following a majority vote of the Board of Directors and subject to the provisions below.

     4.2 Termination By Employee. The Employee's employment hereunder may be terminated by Employee under the following circumstances:
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          4.2.1  Resignation For Good Reason. Employee may resign his employment upon Fifteen (15) days written notice for "good reason." For purposes of this provision, "good reason" shall exist if any other the following have occurred at any time within 180 days of Employee's notice:

                    (i) Employer makes a general assignment for the benefit of creditors, files a voluntary bankruptcy petition, files a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law, there shall have been filed any petition or application for the involuntary bankruptcy of Employer, or other similar proceeding, in which an order for relief is entered or which remains undismissed for a period of 30 days or more, or Employer seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of Employer or any material party of its assets; or

                    (ii) there are material changes in Employee's titles, duties, or responsibilities without his express written consent; or

                    (iii) the Employer fails to pay Employee the compensation and benefits required under this Agreement.

          4.2.2 For Other Than Good Reason. Employee may resign "at-will" or for any reason other than "good reason" upon Ninety (90) days written notice to Employer.

     4.3 Notice of Termination. Any terminations of the Employee's employment by the Employer or by the Employee shall be communicated by written "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

     4.4 Date of Termination. "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death; and
(ii) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is received by Employer or Employee.

     4.5 Payment of Salary, Vacation, and Incentive Bonus Upon Termination or Resignation. Upon termination or resignation for any reason, Employee shall receive all compensation earned through the termination date and shall also receive payment for all accrued but unused vacation at Employee's then current base salary. Employee shall also receive his Incentive Bonus for the fiscal quarter in process at the Date of Termination. Employee shall also be reimbursed for all reasonable expenses incurred through the Date of Termination.

     4.6 Supplemental Severance Compensation. In the event that Employee is terminated for reasons other than death, permanent disability (as defined above), or for Cause, Employer shall pay Employee a lump sum severance payment equal to the Employee's
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annual salary and earned bonuses as of the Date of Termination, which amount shall be paid within five business days of the date of Notice of Termination is delivered to Employee. In addition, all unvested stock options shall become fully vested.

          4.6.1 In the event Employee is terminated because of permanent disability of the Employee as described in Section 3.1.(b) Employee shall be entitled to receive all compensation payable up to the Date of Termination notwithstanding his temporary or permanent disability; any such payment however, shall be reduced by disability insurance benefits, if any, paid to Employee under policies (other than group policies) for which Employer pays all premiums and Employee is the beneficiary.

     4.7 Remedies. Any termination of this Agreement shall not prejudice any other remedy to which the Employer or Employee may be entitled, either at law, equity, or under this Agreement.

5.   INDEMNIFICATION

     5.1 Indemnification. To the fullest extent permitted by applicable law, Employer agrees to indemnify, defend and hold Employee harmless from any and all claims, actions, costs, expenses, damages and liabilities, including without limitation, reasonable attorneys' fees, hereafter or heretofore arising out of or in connection with activities of Employer or its employees, including Employee, or other agents in connection with and within the scope of this Agreement or by reason of the fact that he is or was a director or officer of Employer or any affiliate of Employer. To the fullest extent permitted by applicable law, Employer shall advance to Employee expenses of defending any such action, claim or proceeding. However, Employer shall not indemnify Employee or defend Employee against, or hold him harmless from any claims, damages, expenses or liabilities, including attorneys' fee, resulting from the gross negligence or willful misconduct of Employee. The duty to indemnify shall survive the expiration or early termination of this Agreement as to any claims based on facts or conditions which occurred or are alleged to have occurred prior to expiration or termination.

6.   GENERAL PROVISIONS

     6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     6.2 Entire Agreement. This Agreement supersedes any and all other Agreements, whether oral or in writing between the parties with respect to the employment of the Employee by the Employer.

     6.3 Successors and Assigns. This Agreement, all terms and conditions hereunder, and all remedies arising here from, shall inure to the benefit of and be binding upon Employer, any successor in interest to all or substantially all of the business and/or assets of the Employer, and the heirs, administrators, successors and assigns of Employee. Except as provided in the preceding sentence, the rights and obligation of the parties
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hereto may not be assigned or transferred by either party without the prior written consent of the other party.

     6.4 Notices. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement, shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid as follows:

If to Employee:

               Robert Webber
               22 Dewberry Way
               Irvine, California 92612

If to Employer:

               MindArrow Systems, Inc.
               101 Enterprise, Ste. 340
               Aliso Viejo, CA 92656
               Attn: Human Resources

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     6.5 Severability. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction, such provision shall be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

     6.6 Section Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

     6.7 Survival of Obligations. Termination of this Agreement for any reason shall not relieve Employer or Employee of any obligation accruing or arising prior to such termination.

     6.8 Amendments. This Agreement may be amended only by written agreement of both Employer and Employee.

     6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof, when taken together, shall bear the signatures of both parties hereto. It shall not
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be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     6.10 Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

     6.11 Conflicts With Change in Control Agreement. For any provision of this agreement which conflicts with any provision of Employee's Change in Control Agreement, the provision of this Agreement shall take precedence.

"EMPLOYER"

MindArrow Systems, Inc.



By____________________________

  Chief Executive Officer


"EMPLOYEE"


______________________________

  Robert Webber